UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: December 23, 2008

Date of earliest event reported: December 22, 2008

Warner Chilcott Limited

(Exact name of registrant as specified in its charter)

Bermuda	1 – 33039	98-0496358
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Channel House, Suite 3-105, Longfield Road, Southside,

St. David’s, Bermuda

(Address of principal executive offices, including zip code)

(441) 292-0068

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 22, 2008, Warner Chilcott Limited (the “Company”), issued a press release announcing that its subsidiary Warner Chilcott Company, Inc. and Barr Laboratories, Inc., a subsidiary of Barr Pharmaceuticals, Inc., have entered into a Settlement and License Agreement to resolve the pending patent litigation involving the Company’s oral contraceptive product, Femcon® Fe. A copy of the Company’s press release is filed as Exhibit 99.1 hereto and is incorporated by reference into this Item 8.01.

On December 23, 2008, the Company issued a press release announcing that one of its subsidiaries and Mayne Pharma International Pty. Ltd. (“Mayne”), a subsidiary of Hospira, Inc., have filed lawsuits against each of Mutual Pharmaceutical Company, Inc., Mylan Pharmaceuticals Inc. and Impax Laboratories, Inc. in the District Court for the District of New Jersey for infringement of Mayne’s U.S. Patent No. 6,958,161 which covers DORYX®, a tetracycline-class oral antibiotic. A copy of the Company’s press release is filed as Exhibit 99.2 hereto and is incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release issued December 22, 2008.

99.2	Press Release issued December 23, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WARNER CHILCOTT LIMITED

By:	/s/ Paul Herendeen
Name:	Paul Herendeen
Title:	Executive Vice President and Chief Financial Officer

Date: December 23, 2008